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                                                                    EXHIBIT 3.2
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                                   BY-LAWS

                                      OF

                         COMDATA HOLDINGS CORPORATION


                              __________________

                      INCORPORATED UNDER THE LAWS OF THE

                              STATE OF DELAWARE

                              __________________





                   ORIGINALLY ADOPTED AS OF MARCH 20, 1987
                            AMENDED JULY 28, 1994
                      FURTHER AMENDED DECEMBER 13, 1994
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                               TABLE OF CONTENTS

                                                                                        Page
ARTICLE I      Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II     Meetings of Stockholders. . . . . . . . . . . . . . . . . . . . . . . .   1

     Section 1  Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 2  Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 3  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 4  Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 5  List of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Section 6  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 7  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 8  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 9  Action without a Meeting . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE III    Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .   4

     Section 1  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 2  Election and Term. . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 3  Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     Section 4  Quorum and Manner of Acting. . . . . . . . . . . . . . . . . . . . . .   4
     Section 5  Organization Meeting . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 6  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 7  Special Meetings; Notice . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 8  Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . .   5
     Section 9  Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 10 Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 11 Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . .   6
     Section 12 Action without a Meeting . . . . . . . . . . . . . . . . . . . . . . .   6
     Section 13 Telephonic Participation in Meetings . . . . . . . . . . . . . . . . .   6
     Section 14 Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV     Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     Section 1  Principal Officers . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 2  Election and Term of Office. . . . . . . . . . . . . . . . . . . . . .   7
     Section 3  Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 4  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 5  Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 6  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 7  Chairman of the Board. . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 8  President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 9  Vice President . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9


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
     Section 10 Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 11 Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Section 12 Salaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE V      Indemnification of Directors,
                  Officers and other Persons. . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE VI     Contracts, Etc./Checks and Deposits. . . . . . . . . . . . . . . . . . .  10

     Section 1  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 2  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 3  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 4  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 5  Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 6  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 7  Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 8  Checks, Drafts, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 9  Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VII    Shares and their Transfer. . . . . . . . . . . . . . . . . . . . . . . .  12

     Section 1  Certificate for Stock . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 2  Stock Certificate Signature . . . . . . . . . . . . . . . . . . . . . .  12
     Section 3  Stock Ledger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 4  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 5  Registrations of Transfers of Stock 13
     Section 6  Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 7  Lost, Stolen, Destroyed or
                   Mutilated Certificates . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 8  Record Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE VIII   Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . .  14

     Section 1  Corporate Seal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 2  Voting of Stocks Owned by the
                   Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     Section 3  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE IX     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14




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                                    BY-LAWS

                                      OF

                         COMDATA HOLDINGS CORPORATION

                           (A DELAWARE CORPORATION)


                                   ________



                                   ARTICLE I

                                    OFFICES


        The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as may be deemed proper for the conduct of the Corporation's business.


                                  ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        SECTION 1. PLACE OF MEETINGS. All meetings of stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices, or waivers of notice, thereof.

        SECTION 2. ANNUAL MEETING. The annual meeting of stockholders for the election of Directors and the transaction of other business shall be held on such date and at such place as may be designated by the Board of Directors.
At each annual meeting the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.


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        SECTION 3.  SPECIAL MEETINGS.  A special meeting of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least 25% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

        SECTION 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten days or more than sixty days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transactions of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

        SECTION 5. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for

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a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be kept and produced at the time and place of the meeting during the whole time thereof and subject to the inspection of any stockholder who may bepresent. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

        SECTION 6. QUORUM. At each meeting of the stockholders, the holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.

        SECTION 7. VOTING. Every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him on record date; except, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by law or the Certificate of Incorporation. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state


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the number of shares voted by him and the number of votes to which each share is entitled.

        SECTION 8. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing signed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

        SECTION 9. ACTION WITHOUT A MEETING. Any action required to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                              BOARD OF DIRECTORS

        SECTION 1. POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

        SECTION 2. ELECTION AND TERM. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors. Acceptance of the office of Director may be


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expressed orally or in writing, and attendance at the organization meeting shall constitute such acceptance.

        SECTION 3. NUMBER. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors, but shall not be less than three or more than ten.

        SECTION 4. QUORUM AND MANNER OF ACTING. Unless otherwise provided by law, the presence of a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. Subject to Section 10 of Article VI of these By- Laws, at all meetings of Directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the Directors present, except as otherwise required by law. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

        SECTION 5.  ORGANIZATION MEETING.
Immediately after each annual meeting of stockholders for the election of Directors the Board of Directors shall meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

        SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors as hereinafter provided for special meetings, regular meetings may be held without further notice being given.

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        SECTION 7.  SPECIAL MEETINGS; NOTICE.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least five days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph or telex, or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-Laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

        SECTION 8. REMOVAL OF DIRECTORS. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II, and the vacancy or vacancies in the Board of Directors caused by any such removal may be filled by action of such a majority at such meeting or at any subsequent meeting or by consent.

        SECTION 9. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 10. VACANCIES. Except as otherwise provided by law, any newly created directorships and vacancies occurring in the Board of Directors by reason of

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death, resignation, retirement, removal or disqualification may be filled by the Board of Directors at any meeting by the affirmative vote of a majority of the remaining Directors or by a sole remaining Director though the remaining Directors or Director be less than a quorum. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.

        SECTION 11. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a specific sum fixed by the Board plus expenses may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

        SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes or proceeding of the Board.

        SECTION 13. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        SECTION 14. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except that no such committee may take any action requiring the approval of the Independent Directors pursuant to the terms hereof. Each committee shall keep regular minutes and report to the Board of Directors when required.

                                  ARTICLE IV

                                    OFFICERS

        SECTION 1. PRINCIPAL OFFICERS. The Board of Directors shall elect a Present, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

        SECTION 2. ELECTION AND TERM OF OFFICE. The principal officers of the Corporation shall be elected annually by the Board of Directors at the organization meeting thereof. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

        SECTION 3. OTHER OFFICERS. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

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


        SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, at which a quorum is present.

        SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 6. VACANCIES. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

        SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 8. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the Business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer. In the absence or disability of the President, his duties shall be performed and his powers may be exercised by a Vice President designated by the Board of Directors. If neither the President nor such Vice President is available, the duties of the President shall be performed

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


and his powers may be exercised by such other officer of the Corporation as may be designated by the Board of Directors.

        SECTION 9. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

        SECTION 10. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. He shall exhibit at all reasonable times his books of account and records to any of the Directors of the Corporation upon application during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors, he shall render a statement of the condition of the finances of the Corporation at any meeting of the Board or at the annual meeting of stockholders; he shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

        SECTION 11. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; he shall see that all notices required to be given by the Corporation are duly given and served; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; and in general he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

        SECTION 12. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.


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                                  ARTICLE V

                        INDEMNIFICATION OF DIRECTORS,
                          OFFICERS AND OTHER PERSONS


        The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided, however, that the Corporation shall not so indemnify against the amount of any judgments, fines or settlements paid to it by any such person arising out of any action by or in the right of the Corporation. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.


                                  ARTICLE VI

                     CONTRACTS, ETC./CHECKS AND DEPOSITS

        SECTION 1. CONTRACTS. The Board of Directors may authorize any one or more officers or other agents of the Corporation to enter into any contract and to execute and deliver any agreement or instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances, and, unless so authorized by the Board, except as otherwise provided by these By-Laws, no officer or agent shall have any power or

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


authority to bind the Corporation by any contract or to engage or pledge the Corporation's credit or to render it liable pecuniarily for any purpose or for any amount.

        SECTION 2. LOANS. No loan or advance (which shall not include amounts receivable from, or notes or other obligations of, customers arising or received in the ordinary course of business) shall be contracted or made by or on behalf of the Corporation unless authorized by a resolution of the Board of Directors, and such authority shall be confined to specific instances.

        SECTION 3. INVESTMENTS. No investments by means of purchase or other acquisition of stock or other securities or contribution to capital shall be made in any business enterprise or venture in the name or on behalf of the Corporation unless authorized by resolution of the Board of Directors, and such authority shall be confined to specific instances.

        SECTION 4. LIENS. No consensual lien, mortgage, charge, security interest or encumbrance of any kind shall be created on the property or assets of the Corporation, no pledge thereof shall be made and no agreement providing for any of the foregoing shall be contracted (except for purchase money liens upon, in or with respect to property acquired by the Corporation or as may be reflected in any conditional sale agreement or other title retention agreement applicable to such an acquisition), unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

        SECTION 5. BORROWINGS. No indebtedness for borrowed money shall be created or assumed, no evidence of any such indebtedness shall be made and no agreement providing for any of the foregoing shall be contracted unless authorized by a resolution of the Board of Directors, and such authority may be general or confined to specific instances.

        SECTION 6. GUARANTEES. No guaranty of indebtedness, direct or indirect, and no agreement, contingent or otherwise, (i) to purchase indebtedness, (ii) to purchase, sell or lease property or to purchase or sell services primarily for the purpose of enabling a debtor to make payment of indebtedness or to assure the owner of indebtedness against loss, or (iii) to supply funds to or in any other manner invest in the debt of any person, shall be made or contracted in the name or on behalf of the Corporation unless authorized by a resolution of the Board of Directors, and such authority shall be confined to specific instances.

        SECTION 7. LEASES. No agreement (i) by which the Corporation shall become or remain obligated to make rental payments for a term (including terms of renewal at the option of lessor or lessee expiring more than five years after the date of such agreement or (ii) which involve aggregate annual rental payments in excess of such amount as may be fixed from time to time by the Board of Directors, shall be contracted in the name or on behalf of the Corporation unless authorized by resolution of the Board, and such authority shall be confined to specific instances.

        SECTION 8. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such number of officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        SECTION 9. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or may authorize one or more officers of the Corporation to select.


                                 ARTICLE VII

                          SHARES AND THEIR TRANSFER

        SECTION 1. CERTIFICATE FOR STOCK. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.

        SECTION 2. STOCK CERTIFICATE SIGNATURE. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of such officers of the Corporation may be facsimiles. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

        SECTION 3. STOCK LEDGER. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

        SECTION 4. CANCELLATION. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until, subject to Section 7 of this Article VI, such existing certificate shall have been so canceled, except in cases provided for by applicable law.

        SECTION 5. REGISTRATIONS OF TRANSFERS OF STOCK. Registrations of transfers of shares of the capital stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as in Section 6 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation, subject to the provisions of any deposits agreement entered into by the

Corporation in connection with its anticipated acquisition of Comdata Network, Inc. provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

        SECTION 6. REGULATIONS. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

        SECTION 7. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. Before any certificates for stock of the Corporation shall be issued in exchange for certificates which shall become mutilated or shall be lost, stolen or destroyed, proper evidence of such loss, theft, mutilation or destructions shall be procured for the Board of Directors, if it so requires.

        SECTION 8. RECORD DATES. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as a record date for any such determination of stockholders. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.

                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

        SECTION 1. CORPORATE SEAL. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1987. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

        SECTION 2. VOTING OF STOCKS OWNED BY THE CORPORATION. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

        SECTION 3. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conductive to the interests of the Corporation.

                                  ARTICLE IX

                                  AMENDMENTS

        These By-laws of the Corporation may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or
(b) by a consent in writing in the manner contemplated in Section 9 of Article II, provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

By-laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article IX above provided.

                                      17